As filed with the Securities and Exchange Commission on May 5, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GIBRALTAR INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	16-1445150
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
3556 Lake Shore Road P.O. Box 2028
Buffalo, New York	14219-0228
(Address of principal executive offices)	(Zip Code)

Gibraltar Industries, Inc. Amended and Restated 2016 Stock Plan for Non-Employee Directors
(Full title of the plan)

Timothy F. Murphy
Senior Vice President and Chief Financial Officer
Gibraltar Industries, Inc.
3556 Lake Shore Road
P.O. Box 2028 Buffalo, New York 14219-0228
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (716) 826-6500

With copies to:

Katherine E. Bolanowski	Melissa R. Grim
Vice President, General Counsel and Secretary	Meredith Ervine
Gibraltar Industries, Inc.	Honigman LLP
3556 Lake Shore Road	155 North Wacker Drive, Suite 3100
P.O. Box 2028 Buffalo, New York 14219-0228	Chicago, Illinois 60606-1734
(716) 826-6500	(312) 701-9300

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “small reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Registration of Additional Securities

This Registration Statement on Form S-8 is being filed by Gibraltar Industries, Inc., a Delaware corporation (the “Registrant” or the “Company”), for the purpose of registering an additional 100,000 shares of common stock, par value $0.01 per share (the “Common Stock”) issuable under the Gibraltar Industries, Inc. Amended and Restated 2016 Stock Plan for Non-Employee Directors. The Common Stock being registered hereunder is in addition to the 99,204 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 13, 2016 (File No. 333-211347) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E of Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference in and made part of this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein. In accordance with the instructional note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference. The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

•the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on February 23, 2022 (including information specifically incorporated by reference therein from the Registrant’s Proxy Statement filed with the Commission on April 1, 2022);

•the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Commission on May 4, 2022;

•the Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2022, May 4, 2022 and May 5, 2022; and

•the description of the Registrant’s Common Stock contained in a registration statement on Form 8-A filed with the Commission on September 24, 1993, as amended by Amendment No. 1 on Form 8-A/A filed with the Commission on November 4, 1993, by the description of the Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 and the information contained under “Item 8.01 Other Events” in the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2021, and as further amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. Notwithstanding anything herein, the Registrant is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable

Item 5. Interests of Named Experts and Counsel

Not Applicable

Item 6. Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, such as, provisions relating to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware.

The Company’s Certificate of Incorporation provides that the Company shall, to the fullest extent provided by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding, if such directors or officers acted in good faith and in a manner they reasonably believed to be or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by, or in the right of, the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the suit or action was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation for the elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the proceedings of the board of directors at the time such action occurred or immediately after such director receives notice of the unlawful acts.

The Company expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 7. Exemption from Registration Claimed

Not Applicable

Item 8. Exhibits

The following exhibits are filed as part of this registration statement.

No.	Description
4.1
Certificate of Incorporation of Gibraltar Industries, Inc., as amended by: (i) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. filed October 27, 2004, (ii) Certificate of Change of Registered Agent and Registered Office of Gibraltar Industries, Inc. filed May 11, 2005, (iii) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. executed May 22, 2012, (iv) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. executed May 11, 2015, and (v) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. executed May 5, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 3, 2021)

4.2	Amended and Restated By Laws of Gibraltar Industries, Inc. effective January 1, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 5, 2015)
4.3	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 33-69304))
5.1	Opinion of Honigman LLP (filed herewith)
10.1	Gibraltar Industries, Inc. Amended and Restated 2016 Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 5, 2022)
10.2
Gibraltar Industries, Inc. Amended and Restated 2016 Stock Plan for Non-Employee Directors Form of Award of Common Stock (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 5, 2022)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Honigman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
107	Filing Fee Table

Item 9. Undertakings

The undersigned Registrant hereby undertakes:
a.To file, during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
b.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, State of New York, on May 5, 2022.

GIBRALTAR INDUSTRIES, INC.
By:	/s/ William T. Bosway
William T. Bosway
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby appoints Timothy F. Murphy and Katherine E. Bolanowski and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ William T. Bosway	President, Chief Executive Officer (principal executive officer) and Chairman of the Board of Directors	May 5, 2022
William T. Bosway

/s/ Timothy F. Murphy	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	May 5, 2022
Timothy F. Murphy

/s/ Atlee Valentine Pope	Lead Independent Director	May 5, 2022
Atlee Valentine Pope

/s/ Mark G. Barberio	Director	May 5, 2022
Mark G. Barberio

/s/ Craig A. Hindman	Director	May 5, 2022
Craig A. Hindman

/s/ Gwendolyn G. Mizell	Director	May 5, 2022
Gwendolyn G. Mizell

/s/ Linda K. Myers	Director	May 5, 2022
Linda K. Myers

/s/ James B. Nish	Director	May 5, 2022
James B. Nish

/s/ Manish H. Shah	Director	May 5, 2022
Manish H. Shah